SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012 (February 3, 2011)

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road
Suite 500
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K/A of Integrated Electrical Services, Inc. (the “Company”) is filed as an amendment to the Company’s Current Report on Form 8-K dated February 3, 2011, and filed with the Securities and Exchange Commission on February 8, 2011 (the “Original Report”).  The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency with which it will conduct future advisory votes on executive compensation.  No other changes are being made to the Original Report.

Item 5.07.
Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on February 3, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation.  As previously reported in the Original Report, the stockholders approved, on an advisory basis, an advisory vote on executive compensation to occur once every three years.  On February 3, 2011, the Company’s Board of Directors determined that, consistent with the stockholders’ vote on this matter, the Company will hold an advisory vote on executive compensation once every three years, until the next vote on the frequency of such advisory votes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
INTEGRATED ELECTRICAL SERVICES, INC.

Date: August 30, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel